Confidential Treatment Requested by Momenta Pharmaceuticals, Inc.

Exhibit 10.2
Execution Version

September 28, 2017

Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, MA 02142
USA
Attn: Chief Executive Officer

Re:	Collaboration and License Agreement dated June 13, 2007, as amended/Write-Off Amount
Dear Mr. Wheeler:

Reference is hereby made to the Collaboration and License Agreement entered into as of June 13, 2007, as amended and supplemented (the “Agreement”) by and between Sandoz AG (“Sandoz”) and Momenta Pharmaceuticals, Inc. (“Momenta”).
This letter agreement (this “September 2017 Letter Agreement”) has been prepared to confirm our recent discussions and reflect mutually agreed upon terms in accordance with the provisions set forth below. Capitalized terms used herein that are not otherwise defined in this September 2017 Letter Agreement shall have the meanings ascribed to them in the Agreement.

As of the date of this September 2017 Letter Agreement, Sandoz has incurred approximately $19,600,000 in connection with the buildup of commercial inventory of the 40mg strength of the Copaxone-Referenced Product (the “Write-off Amount”). The current estimate of the Write-off Amount is set forth in Exhibit A attached hereto. The JSC shall discuss any material changes of the Write-off Amount.

Launch of the 40mg strength of the Copaxone-Referenced Product on or before July 1, 2018

Notwithstanding any term or provision in the Agreement, the Parties hereby agree to delay including the Write-off Amount as a deduction in the Profit calculation for the Copaxone-Referenced Product until the Quarter in which the 40mg strength of the Copaxone-Referenced Product is Launched in the U.S. Territory. In the event the total Profit for such Quarter is zero as a result of including the Write-off Amount in the Profit calculation, the Parties agree that Momenta shall not be owed any Profit Interest for such Quarter. Furthermore, if the total Profit for such Quarter is negative as a result of including the Write-off Amount in the Profit calculation, then Momenta shall not be owed any Profit Interest for such Quarter, and Sandoz shall be permitted to carry-forward any remaining portion of the Write-off Amount to be included in the Profit calculation for the following Quarter, or any Quarter thereafter, until one hundred percent (100%) of the Write-off Amount has been accounted for in the Profit calculation(s).

Launch of 40mg strength of the Copaxone-Reference Product after July 1, 2018

Notwithstanding the foregoing and subject to the last sentence of this paragraph, if the 40mg strength of the Copaxone-Referenced Product does not Launch on or before July 1, 2018, then: (i) for each of the Quarters commencing on July 1, 2018, October 1, 2018, January 1, 2019 and April 1, 2019, Sandoz shall retain twenty percent (20%) of the Profit Interest for the Copaxone-Referenced Product otherwise owed to Momenta for each such Quarter and offset such amount against the portion of the Write-off Amount for which Momenta is responsible until Sandoz has recovered one hundred percent (100%) of the Write-off Amount for which Momenta is responsible; and (ii) for each Quarter commencing on or after July 1, 2019, Sandoz shall retain one hundred percent (100%) of the Profit Interest for the Copaxone-Referenced Product otherwise owed to Momenta for each such Quarter and offset such amount against the portion of the Write-off Amount for which Momenta is responsible until Sandoz has recovered one hundred percent (100%) of the Write-off Amount for which Momenta is responsible. In the event the 40mg strength of the Copaxone-Referenced Product Launches on a date after July 1, 2018, the payment mechanism set forth above in the paragraph “Launch of the 40mg strength of the Copaxone-Referenced Product on or before July 1, 2018” shall govern the treatment of the Write-off Amount, and the payment mechanism set forth in (i) and (ii) in this Paragraph shall not be applicable.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Momenta Pharmaceuticals, Inc.

September 28, 2017

If the foregoing is consistent with your understanding, then kindly sign below and return it to my attention. This September 2017 Letter Agreement may be executed in counterparts and by facsimile or electronically by PDF, each of which shall be an original, but all of which together shall constitute one instrument.

Sincerely,

SANDOZ AG

By:    /s/ Georg Rieder

Name:    Georg Rieder

Title:    Chief Financial Officer, Sandoz AG

Date:    Oct. 4, 2017

By:    /s/ Claudio Zamuner

Name:    Claudio Zamuner

Title:    Head Funds Flow Operations & IT, Sandoz AG

Date:    Oct. 4, 2017

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Momenta Pharmaceuticals, Inc.

September 28, 2017

Accepted and Agreed:

MOMENTA PHARMACEUTICALS, INC.

By:     /s/ Craig A. Wheeler

Name:    Craig A. Wheeler

Title:    President and Chief Executive Officer

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Momenta Pharmaceuticals, Inc.

September 28, 2017

Exhibit A

Estimated Write-Off Amount

[***]

4
Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.